EXHIBIT 10.9

AMENDMENT NO. 1 TO

KINDRED DEFERRED COMPENSATION PLAN

This is Amendment No. 1 (“Amendment”) to the Third Amendment and Restatement of the Kindred Deferred Compensation Plan, as last amended and restated as of January 1, 2009 (the “Plan”), which Amendment shall be effective upon its adoption.

RECITALS

A.	Kindred Healthcare, Inc. (the “Company”) maintains the Plan and has reserved the right to amend the Plan in Section 12.2 of the Plan.

B.	The Company has reserved the right to allow employees of provides that affiliates of the Company may become participating employers in the Plan and whishes to document the addition of two companies acquired in 2011 as participating employers for 2012 and thereafter.

C.	To the extent former employees of the Company who participated in the Plan are eligible to participate in the Plan for a second time as a result of a new participating employer, the Plan needs to be clarified to reflect how such renewed eligibility affects payment timing of amounts previously accumulated in the Plan.

AMENDMENTS

1. Professional Healthcare at Home, LLC and RehabCare group, Inc. and its various subsidiary companies are hereby accepted as participating employers in the Plan.

2. Section 4.3 of the Plan is hereby amended so that as amended it shall read in its entirety as follows:

4.3	Reemployed Participants. If a Participant who is receiving a benefit in the form of installment payments is reemployed by an Employer through an acquisition or otherwise before the distribution is complete, such installment payments shall continue and neither be accelerated nor delayed by virtue of the reemployment. If and to the extent such a reemployed Participant is again made eligible for the Plan in accordance with Section 2.5 hereof, any additional deferrals made shall be separately accounted for, and be subject to a new election during the first Annual Enrollment following such reemployment of the form of payment upon Retirement for any future benefits accumulated hereunder.

IN WITNESS WHEREOF, the Company has caused this Amendment No. 1 to be executed this 21st day of December, 2011.

KINDRED HEALTHCARE, INC.

By	/s/ Richard E. Chapman
Printed: Richard E. Chapman
Title: EVP, CAO & CIO

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